Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

PhaseBio Pharmaceuticals, Inc.:

We consent to the use of our report incorporated by reference herein and the reference to our Firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

April 11, 2019